Exhibit 10.1

Confidential

Cooperation Agreement

Between

Feng LI, Yvonne WANG, Wei LI and

Xiao Man International Holdings Co., Ltd.

This Cooperation Agreement (hereinafter referred to as “the Agreement”) is signed among the following parties on [September 25], 2022 (hereinafter referred to as “the signing date”).

1. FENG LI, a Chinese natural person. ID number: [110102198812080422], contact address: [118 Pistacia Lane, Pomona CA 91767 USA];

2. YVONNE WANG, an American natural person. Passport number: [521871101], contact address: [118 Pistacia Lane, Pomona CA 91767 USA];

3. WEI LI, a Chinese Hong Kong natural person. ID number: [R613530 (6)], contact address: [118 Pistacia Lane, Pomona CA 91767 USA];

4. Xiao Man International Holdings Co., Ltd., a limited company that is incorporated and exists under the laws of [British Virgin Islands]. Registered address: [Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands] (hereinafter referred to as “Xiao Man Holdings”);

In the text below, Feng LI, Yvonne WANG, and Wei LI are collectively referred to “Party A”; Xiao Man Holdings is referred to “Party B”; Feng LI, Yvonne WANG, Wei LI, and Party B are collectively referred to “the parties” and referred to “the party” separately.

WHEREAS:

(1) Party A is the current shareholder of Kiwa Bio-Tech Products Group Corporation (Chinese name: 康坦生物科技集团公司, a company registered in Nevada, USA and listed on the OTC market. Stock code: KWBT, hereinafter referred to as “KIWA” or “Kiwa Bio-Tech”). Up to the signing date of the Agreement, Feng LI has held 250,000 shares of 50% series A preferred shares of KIWA, Yvonne WANG has held 250,000 shares of 50% series A preferred shares and 240,000 ordinary shares of KIWA; and Wei LI has held 811,148 shares of 100% series B preferred shares and 1,903,542 ordinary shares of KIWA.

(2) As KIWA’s shareholders, Feng LI, Yvonne WANG, and Wei LI have signed a Concerted Action Agreement, and Wei LI is KIWA’s actual controller.

(3) Party B and its team own rich resources in [digital assets, digital collections, metaverse, and film and television culture], as well as experience in capital operation of US listed entities.

(4) In order to maximize the parties’ interests, the parties have signed the Agreement by common consent.

1. Overall Cooperation Arrangement

(1) The parties agree that Party A is about to invite Party B and the team designated by Party B to carry out capital operations for KIWA, including but not limited to share merger, additional share issuing, and reorganization of the board of directors. Party A shall, and shall promote KIWA to fully cooperate with Party B on such capital operations.

(2) The parties uniformly confirm that, after such capital operations is completed, the parties shall realize the following objectives:

(i) The actual control of KIWA shall be transferred to Party B or Party B’s designated entity;

(ii) Party B is in charge of injecting new business and assets into KIWA, and improving KIWA’s performance and market capitalization;

(iii) KIWA shifts from the current OTC market to New York Stock Exchange or NASDAQ market for stock exchange;

(iv) In this process, Party A gradually exits according to the time frame agreed in the Agreement.

(3) Party A agrees that, upon or after the signing of the Agreement, Party A shall sign a Voting Proxy Agreement as shown in Appendix 1 with Party B or the entity designated by Party B. In this way, all the voting rights enjoyed by Party A in KIWA shall be authorized to Party B or the entity designated by Party B.

(4) Party A agrees that, after signing the Agreement, it shall reorganize KIWA’s board of directors in accordance with Party B’s instructions, and replace most or all current directors in KIWA with Party B’s designated personnel.

(5) Party A shall spur KIWA into issuing additional shares to Party A and Party B or Party B’s designated entity. After such oriented additional issuing is completed, Party A shall hold no less than 15% shares of KIWA after share merger, and Party B or Party B’s designated entity shall hold no less than 85% shares of KIWA after share merger.

(6) After oriented additional issuing is completed by KIWA, Party B shall select quality assets in digital assets, digital collections, metaverse, and film and television culture (hereinafter referred to as “underlying assets”), and inject such assets into KIWA appropriately (hereinafter referred to as “asset injection”).

(7) The parties have reached consensus that, after asset injection, they shall cooperate on KIWA’s shift to New York Stock Exchange or NASDAQ market for listed exchange (hereinafter referred to as “market shift listing”).

(8) The parties agree that, after asset injection and before market shift listing is completed, Party A is entitled to sell its KIWA shares that is no more than 50% to Party B at an agreed price; After market shift listing, Party A is entitled to sell its remaining KIWA shares via secondary markets and then exits. However, in the sale, Party B or Party B’s designated entity enjoys a prior right of assignment. Party B agrees that, except a 180-day locking period for shareholders after market shift according to usual practice, Party B shall not set any limit for Party A’s sale action on secondary markets.

(9) Party A agrees to promote the deliberation of relevant resolutions by KIWA’s board of directors and shareholders’ general meetings. Party A shall cooperate and spur other parties to work on signing related transaction documents to ensure the progression of overall cooperation arrangement.

2. Bearing of Rights and Obligations

The parties have reached an agreement on Wei LI’s pledge that, up to the signing date of the Agreement, KIWA does not have bond obligations, debts, or disputes other than those disclosed in the latest annual report.

Party A pledges that it shall jointly compensate Party B (including Party B’s senior executives, directors, employees, and proxy) for any direct or indirect loss brought to Party B due to the following reasons: (1) Party A severely breaches any claim, statement, guarantee and/or pledge made in the Agreement; (2) There is any or all losses borne by or produced to KIWA or Party B owing to any undisclosed bond obligations or any third party rights, proposals, or cause of action. While these rights, proposals, or cause of action have appeared or existed before the enforcement of the Agreement, and were caused by any behavior, action, nonfeasance, event, condition, debt, or responsibility of any shareholders of the target company and/or the target company.

Party B pledges that, for any direct or indirect loss to Party A due to the following reasons, Party B shall jointly make compensation (including but not limited to returning shares or terminating transactions) to Party A:

(1) Party B severely breaches any claim, statement, guarantee and/or pledge made in the Agreement;

(2) The assets injected into KIWA by Party B are involved in legal disputes or lawsuits, and have major legal defects which makes KIWA fails to exist normally according to the United States Securities and Exchange Commission’s relevant regulations.

3. Cooperation Mechanism Arrangement

Based on the above cooperation contents, the parties regard each other as a partner and also the unique partner in the overall cooperation project under the Agreement.

Without the other party’s written consent, either party (including but bot limited to the party, the party’s shareholders, directors, supervisors, and executives, and the party’s related parties) may not cooperate with a third party on the same or similar matters. If a cooperation or cooperation negotiation under the Agreement with any third party has been carried out before signing the Agreement, the corresponding matters shall be disclosed to the other party and the cooperation with the third party shall be terminated immediately.

The parties agree that the Agreement is a framework of instructing the parties to cooperate, and when working on specific projects, the parties or their related parties shall sign a specific Cooperation Agreement while adhering to the spirit and principle of the Agreement. In case of any inconsistency between the Agreement and the specific Cooperation Agreement, the specific Cooperation Agreement shall prevail.

4. Work Mechanism

The parties shall negotiate to jointly set up a work contact group which is composed of designated personnel by the parties to the Agreement to implement matters under the Agreement.

The parties shall also negotiate on jointly setting up a meeting coordination mechanism. Through regular or irregular meetings, the parties to the Agreement may coordinate on the resolution of matters during implementation.

5. Confidentiality

The parties to the Agreement pledges to keep confidential the other’s commercial secrets and operation information obtained during the performance of the Agreement. Neither party may disclose part or all of the Agreement to unrelated personnel or a third party, or allow others to disclose part or all of the Agreement. The confidentiality clauses shall remain effective within the term of the Agreement and within 2 years after the Agreement terminates.

6. Representations and Warranties

One party hereby represents and warrants to the other parties as follows:

(1) All necessary authorizations, permits or approvals have been obtained (including but not limited to the resolutions passed by respective board of directors or shareholders’ meetings, if involved) to sign and perform this Agreement.

(2) The signing and performance of this Agreement shall not violate any laws, regulations, articles of association, and contract agreement binding on it.

(3) The signing of this Agreement constitutes a legal, valid, and binding obligation to the party.

7. Notices

Notices made under this Agreement or related to this Agreement (the “Notice”) shall be made in writing and written in Chinese, which can be submitted by a special person, or by registered letter (postage prepayment), or by email, or by recognized express service, or fax to the following addresses of parties that shall receive the notice:

If to Wei LI:

Address: [118 Pistacia Lane, Pomona CA 91767 USA]

Email address: [wade7430@163.com]

Addressee: [Wei LI]

If to Party B:

Address:	[21st Floor, TI Office Building, Shenzhen Bay, Intersection of Dongbin Road and Keyuan South Road, Nanshan District, Shenzhen]

Email address: [wangziqi352442220@126.com]

Addressee: [Ziqi WANG]

8. Applicable Laws

The validity, interpretation and execution of the Agreement shall be governed by the laws and regulations that have been promulgated and in force in China.

9. Dispute Resolution

Either party shall make every reasonable effort to settle any dispute arising from or in connection with this Agreement through negotiation (including any dispute related to the existence, effectiveness or termination of this Agreement or the consequences of its invalidity).

If the dispute cannot be settled by negotiation, then the parties agree to submit the dispute to the China International Economic and Trade Arbitration Committee for arbitration in Beijing.

10. Liability for Breach of Contract

(1) Either party shall bear the costs and expenses incurred in the performance of this Agreement.

(2) Any party shall make economic compensation for all expenses incurred by the non-defaulting party in the process of cooperation and rights protection due to the violation of this Agreement, including but not limited to legal fees, preservation fees, attorney fees, and travel expenses.

(3) Any party shall make economic compensation for the potential profits recognized by the parties in the project that the non-defaulting party will obtain due to the violation of this Agreement.

(4) The parties shall share the losses incurred not due to the fault of either party in accordance with the principle of fairness.

(5) If losses are caused due to the fault of a third party, the parties shall assist each other in claiming compensation from the third party at fault.

11. Other Terms

(1) The Agreement is made in quadruplicate, with each party holding one copy. After being signed and delivered, either copy shall become an original and constitute the same agreement together.

(2) The Agreement shall enter into force after being signed by the parties. Any amendment to this Agreement shall be invalid unless made in writing and signed by the parties or their representatives. [Remainder of this page is intentionally left blank.]

(There is no text on this page, which is the signature page of the Cooperation Agreement among FENG LI, YVONNE WANG, WEI LI, and Xiao man International Holdings Co., Ltd.)

FENG LI (signature)

(There is no text on this page, which is the signature page of the Cooperation Agreement among FENG LI, YVONNE WANG, WEI LI, and Xiao man International Holdings Co., Ltd.)

YVONNE WANG (signature)

(There is no text on this page, which is the signature page of the Cooperation Agreement among FENG LI, YVONNE WANG, WEI LI, and Xiao man International Holdings Co., Ltd.)

WEI LI (signature)

(There is no text on this page, which is the signature page of the Cooperation Agreement among FENG LI, YVONNE WANG, WEI LI, and Xiao man International Holdings Co., Ltd.)

Xiao man International Holdings Co., Ltd. (signature)

Authorized representative

In case of any objection, the Agreement’s Chinese version shall prevail.

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